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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                               BIONOVA U.S. INC.

                                   ARTICLE I

     The name of the Corporation is BIONOVA U.S. INC.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801, and the name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     Section 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Fifty-Five Million (255,000,000) consisting of (1) Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value $.01 per share ("Common Stock"), and (2) Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

     Section 2. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation
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               which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;


          (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

          (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

     Without limiting the foregoing, the voting powers of any series of Preferred Stock may include the right, in the circumstances specified in the resolution or resolutions providing for the issuance of such stock, to elect one or more directors who shall be in addition to the number of directors of the Corporation fixed pursuant to Article IX hereof and who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions providing for the issuance of such stock. The term of office and voting powers of any director elected in

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the manner provided in the immediately preceding sentence of this Section 2 may be greater than or less than those of any other director or class of directors.

     The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     Section 3. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Cumulative voting for the election of directors of the Corporation shall not be permitted. Subject to the provisions of law and the rights of the holders of any class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of any class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

                                   ARTICLE V

     No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived any improper personal benefit. Neither the amendment nor repeal of this Article V, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article V, shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VI

     To the fullest extent permitted by applicable law, the Corporation shall indemnify any officer or director as set forth in the Bylaws of the Corporation, pursuant to Section 145 of the Delaware General Corporation Law.

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                                  ARTICLE VII

          The Board of Directors is hereby expressly authorized, by resolution or resolutions, to amend the Bylaws of the Corporation.

                                 ARTICLE VIII

          The name of the incorporator of the corporation is C. Neel Lemon, and his mailing address is 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201.


                                  ARTICLE IX

          The name and address of the persons who are to serve as directors of the Corporation until the expiration of their initial term, as set forth in the Bylaws of the Corporation, and until their respective successors are duly elected and qualified, are as follows:

           Name                         Mailing Address
           ----                         ---------------

     Francisco Gonzalez             Av. Roble No. 300 Mezzanine
                                    Garza Garcia, Nuevo Leon, Mexico  66265

     Carlos Herrera                 Av. Roble No. 300 Mezzanine
                                    Garza Garcia, Nuevo Leon, Mexico  66265

     Erik Jurgensen                 Av. Roble No. 300 Mezzanine
                                    Garza Garcia, Nuevo Leon, Mexico  66265

     Peter Davis                    One Tower Bridge, Suite 1430
                                    West Conshocken, Pennsylvania  19428

     Alejandro Rodriguez            Av. Roble No. 300 Mezzanine
                                    Garza Garcia, Nuevo Leon, Mexico  66265

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and that the facts herein stated are true, and accordingly has hereunto set his hand as of the 11th day of January, 1996.



                                    _______________________________
                                    C. Neel Lemon

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